                                                                    EXHIBIT 10.8



                              EMPLOYMENT AGREEMENT




                                     BETWEEN



                                 AMEDISYS, INC.



                                       AND




                                WILLIAM F. BORNE











                                 January 1, 1999




                              EMPLOYMENT AGREEMENT
                                     BETWEEN
                       AMEDISYS, INC. AND WILLIAM F. BORNE

                                TABLE OF CONTENTS

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SECTION                                                                                       PAGE
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
       1.      RECITATIONS.......................................................................1

       2.      POSITION OF EMPLOYMENT............................................................1
         2.4.  Location of Employment............................................................2
         2.5.  Working Facilities................................................................2

       3.      TERM OF EMPLOYMENT................................................................2
         3.1.  Term of Employment................................................................2
         3.2.  Termination of Employment by the Company for Cause................................3
         3.3.  Termination Without Cause.........................................................3
         3.4.  Termination by BORNE..............................................................3
         3.5.  Termination by BORNE Upon Change of Control.......................................3
         3.6.  Automatic Extension...............................................................4

       4.      COMPENSATION......................................................................4
         4.2.  Cost of Living Increase...........................................................4
         4.3.  Stock Issuance....................................................................5
         4.5.  Tax Bonus Payments................................................................6
         4.6.  Automatic Stock Options...........................................................6
                 (a)    Grant....................................................................6
                 (b)    Vesting..................................................................6
         4.7.  Registration Rights...............................................................6
         4.8.  Stock Options.....................................................................7
         4.9.  Deferred Compensation.............................................................7
                 (a)    Prior to a Change of Control.............................................7
                 (b)    Following Change of Control..............................................7
                 (c)    Deferred Compensation....................................................7
                 (d)    Change of Control Deferred Compensation..................................8
                 (e)    Liquidated Damages.......................................................8
         4.10. Additional Benefits...............................................................8
                 (a)    Vacation.................................................................8
                 (b)    Automobile Expenses......................................................8
                 (c)    Reimbursement of Expenses................................................8
                 (d)    Participation in Employee Benefit Plans..................................9
                 (e)    Life Insurance Benefits..................................................9
                 (f)    Memberships..............................................................9
                 (g)    Penalties................................................................9
                 (h)    Tax Preparation.........................................................10
         4.11. Equity Interest..................................................................10
         4.12. Most Favored Status..............................................................10

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

SECTION                                                                                                         PAGE
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
        5.        DISABILITY.....................................................................................10
          5.1.    Disability.....................................................................................10
          5.2.    Insurance......................................................................................11
          5.3.    Definition of Disability.......................................................................11

        6.        REPRESENTATION BY BORNE........................................................................11

        7.        CONFIDENTIALITY AND NON-DISCLOSURE OF INFORMATION..............................................11
          7.1.    Confidentiality................................................................................11
          7.2.    Ownership of Information.......................................................................11
          7.3.    Material Breach................................................................................11

        8.        RESTRICTIVE COVENANT...........................................................................11
          8.1.    Restriction....................................................................................11
          8.2.    Solicitation of Business.......................................................................11
          8.3.    Solicitation of Employees......................................................................12
          8.4.    Material Violation.............................................................................12
          8.5.    Other Employment...............................................................................12
          8.6.    Default on Severance Payments..................................................................12
                    (a)     Company Breach.......................................................................12
                    (b)     BORNE Breach.........................................................................12

        9.        REMEDIES.......................................................................................12

        11.       INDEMNIFICATION................................................................................13

        12.       OUTPLACEMENT SERVICES..........................................................................13

        13.       SUCCESSORS AND ASSIGNS.........................................................................13
          13.1.   Successors.....................................................................................13
          13.2.   Assumption.....................................................................................13
          13.3.   Assignment.....................................................................................13

        14.       NOTICE.........................................................................................14

        15.       MISCELLANEOUS..................................................................................14
          15.1.   Amendment......................................................................................14
          15.2.   Binding Agreement..............................................................................14
          15.3.   Waiver.........................................................................................14
          15.4.   Captions.......................................................................................14
          15.5.   Attorneys' Fees................................................................................14
          15.6.   Governing Law..................................................................................15

                              EMPLOYMENT AGREEMENT

               THIS EMPLOYMENT AGREEMENT ("Agreement") entered into as of this 1st day of January, 1999 by and between AMEDISYS, INC., a Delaware corporation (the "Company"), and WILLIAM F. BORNE ("BORNE").

                                   RECITALS:

               A. The Company owns or operates various health care service companies and provides related services (the "Business");

               B. BORNE is employed by the Company as its Chairman of the Board and Chief Executive Officer;

               C. The Company desires to continue to employ BORNE as Chairman/Chief Executive Officer of the Business and BORNE desires to be employed by the Company in such capacity;

               D. BORNE has substantial experience and expertise in the operation of businesses and the Company has determined that it is in the best interest of the Company to continue to employ BORNE and to utilize his expertise and experience;

               E. The Company believes that it is in the best interest of the Company to assure BORNE of a secure minimum compensation and to diminish the inevitable distraction of BORNE that may result in the event of the possibility, threat or occurrence of a Change of Control (as defined below) by providing for certain compensation arrangement upon a Change of Control or ownership by a successor.

               NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement, the parties agree as follows:

               1. RECITATIONS. The above recitations are true and correct and are incorporated herein by this reference.

               2. POSITION OF EMPLOYMENT. The Company hereby employs BORNE as Chairman/Chief Executive Officer of the Business commencing as of the Commencement Date (as defined in Section 3.1 herein).

                        2.1. Performance of Duties. BORNE shall perform such duties as are usually performed by a Chairman/Chief Executive Officer of a business similar in size and scope as the Company and such other reasonable additional duties as may be prescribed from time to time by the Company's board of directors which are reasonable and consistent with the Company's operations, taking into account BORNE's expertise and job responsibilities. This Agreement shall survive any job title or responsibility change agreed to by BORNE. BORNE shall report directly to the Board of Directors, or any committee thereof, of the Company regarding implementation of all policy matters. All actions of BORNE shall be subject and subordinate to the review and approval of the Board of Directors. No other person or group shall be given authority to supervise or direct BORNE in the performance of his duties. The Board of Directors shall be the final and exclusive arbiter of all policy decisions relative to Company's Business.

                        2.2. Board Membership. During the term of this Agreement, the Company shall use its best efforts to nominate and cause the election of BORNE to the Company's Board of Directors and its Executive Committee, if one is constituted. Except as may otherwise be provided or prohibited in accordance with appropriate law, the Company shall use its best efforts to amend its Article of Incorporation and Bylaws to provide that directors may only be removed for cause by a vote of a majority of the shares of voting stock of the Company then outstanding, if necessary. If BORNE is not elected to the Board of Directors at any time during the term hereof, BORNE shall be entitled to terminate this Agreement and receive the Deferred Compensation as determined in Section 4.9 herein.

                        2.3. Devotion of Time. During the term of this Agreement, BORNE agrees to devote sufficient time and attention during normal business hours to the business and affairs of the Company to the extent necessary to discharge the responsibilities assigned to BORNE and to use reasonable best efforts to perform faithfully and efficiently such responsibilities. During this Agreement, it shall not be a violation of this Agreement for BORNE to (i) serve on corporate, civic or charitable boards or committees; (ii) deliver lectures, fulfill speaking engagements or teach at educational institutions; or (iii) manage personal investments or companies in which personal investments are made so long as such activities do not significantly interfere with the performance of BORNE's responsibilities with the Company and which companies are not in direct competition with the Company. Any income received by BORNE outside the scope of his employment and permitted pursuant to the provisions hereof, shall inure to the benefit of BORNE, and the Company shall not claim any entitlement thereto. Without limiting the foregoing, it is expressly understood and agreed that to the extent that any such activities have been conducted by BORNE prior to the Commencement Date, the continued conduct of such activities (or the conduct of activities similar in nature and scope) subsequent to the Commencement Date shall not thereafter be deemed to interfere with the performance of BORNE's responsibilities to the Company.

                        2.4. Location of Employment. Unless otherwise agreed to by BORNE, BORNE's principal place of employment shall be within fifteen (15) miles of the Company's principal executive offices located at 3029 South Sherwood Forest Boulevard. If BORNE agrees to any other relocation, the Company shall (a) pay all out-of-pocket expenses incurred by BORNE in connection with relocation; and (b) if requested by BORNE, purchase his residence at fair market value as determined by a real estate appraiser, mutually agreeable by the Company and BORNE. If agreement cannot be reached, each party may select one appraiser and they shall agree on a third appraiser. The average of the three appraisers shall become fair market value. All expenses incurred in connection with the appraisers shall be paid by the Company. In addition, the Company will lend BORNE the sum of $100,000 to be used solely for the purchase of a residence, which loan shall accrue interest at the prime rate as published in the Wall Street Journal and shall be payable in sixty equal installments of principal, plus accrued interest. Such loan amount available as set forth herein shall be increased as of January 1 of each year during the term hereof by the same percentage increase as Base Salary in accordance with Section 4.2 herein.

                        2.5. Working Facilities. During the term of this Agreement, the Company shall furnish, BORNE at his principal place of employment, an office, furnishings, secretary and such other facilities commensurate and suitable to his position and adequate for the performance of his duties hereunder.

               3. TERM OF EMPLOYMENT.

                        3.1. Term of Employment. This Agreement shall begin as of January 1, 1999 (the "Commencement Date") and end on December 31, 2003, subject to extension or earlier termination as otherwise set forth in this Agreement.

                        3.2. Termination of Employment by the Company for Cause. The Company may terminate BORNE's employment if such termination is for "Cause" (as defined herein) and Cause is not cured by BORNE within any applicable cure period provided below. Such notice must set forth in reasonable detail the facts underlying the claim of Cause. For the purposes of this Agreement, "Cause" shall be defined as:

                                (a) a material default or breach by BORNE of any
of the provisions of this Agreement materially detrimental to the Company which is not cured within thirty (30) days following written notice thereof;

                                (b) actions by BORNE constituting fraud,
embezzlement or dishonesty which result in a conviction of a criminal offense not overturned on appeal;

                                (c) intentionally furnishing materially false,
misleading, or omissive information to the Company's Board of Directors or any committee thereof, that is materially detrimental to the Company;

                                (d) actions constituting a breach of the
confidentiality of the Business and/or trade secrets of the Company which is materially detrimental to the Company;

                                (e) willful failure to follow reasonable and
lawful directives of the Company's Board of Directors, which are consistent with BORNE's job responsibilities and performance which is not cured within thirty
(30) days following written notice thereof.

Upon termination for Cause, BORNE will immediately cease to have any power of his position, but shall nevertheless be given a reasonable opportunity to access his office for the purpose of retrieving his personal items and files. If any conviction pursuant to Section 3.2(b) above is overturned on appeal, BORNE will be deemed to have been terminated without Cause as of the effective date of his earlier termination.

                        3.3. Termination Without Cause. The Company shall have the right to terminate this Agreement without Cause on ninety (90) days written notice, subject to payment by the Company of the Deferred Compensation described in Section 4.9 herein. In such event, BORNE will cease to have any power of his office as of the effective date of the termination, but he will still have the use of his office and secretarial support for forty-five (45) days thereafter.

                        3.4. Termination by BORNE. BORNE may terminate this Agreement upon thirty (30) days written notice after the occurrence of a material default of this Agreement by the Company, which default is not cured within the thirty-day notice period. Such notice shall set forth in reasonable detail the facts underlying the default. If BORNE terminates this Agreement under this Section 3.4, BORNE shall be entitled to the Deferred Compensation as described in Section 4.9 herein.


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



                        3.5. Termination by BORNE Upon Change of Control. BORNE may terminate this Agreement upon thirty (30) days written notice at any time within eighteen (18) months following the occurrence of a "Change of Control." Upon such termination BORNE shall be entitled to the Deferred Compensation described in Section 4.9 herein. Change of Control is defined for the purposes of this Agreement as any of the following acts:

                                (a) The acquisition by any person, entity or
"group" within the mean of Section 13(d) or 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of thirty (30%) percent or more of either the then outstanding shares of the Company's common stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors, provided, however, the purchase by underwriters in a firm commitment public offering of the Company's securities shall not constitute a Change of Control; or

                                (b) If the individuals who serve on the Company
Board of Directors as of the Commencement Date (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors; provided, however, any person who becomes a director subsequent to the Commencement Date, whose election or nomination for election by the Company's shareholders was approved by a vote of at least a majority of the directors then compiling the Incumbent Board, shall for purposes of this Agreement be considered as if such person was a member of the Incumbent Board; or

                                (c) Approval by the Company's stockholders of:
(i) a merger, reorganization or consolidation whereby the Company's shareholders immediately prior to such approval do not, immediately after consummation of such reorganization, merger or consolidation own more than 50% of the combined voting power entitled to vote generally in the election of directors of the surviving entity's then outstanding voting securities; or (ii) liquidation or dissolution of the Company; or (iii) the sale of all or substantially all of the assets of the Company.

                        3.6. Automatic Extension. This Agreement shall be automatically extended for periods equal to the initial term at the end of the initial and each extended term thereafter, unless either party provides written notice of termination to the other party at least six (6) months prior to the expiration of the initial or such extended term, respectively. In the event the Company terminates this Agreement or fails to renew this Agreement or does not permit the automatic extension to occur at the end of any term hereof, BORNE shall be entitled to receive his Deferred Compensation under Section 4.9 hereof.

               4. COMPENSATION.

                        4.1. Salary. In consideration for the services to be provided by BORNE pursuant to this Agreement, Company shall pay to BORNE a base salary at the following annual rate (the "Base Salary"): $250,000 and increasing in accordance with Section 4.2 below on January 1 of each year thereafter. Notwithstanding anything herein to the contrary, the Company shall have the discretion at any time and from time to time to increase the Base Salary. The Base Salary, if so increased, shall not thereafter be decreased for any reason. Base Salary shall be payable in installments consistent with the Company's normal payroll schedule in effect from time to time, subject to applicable withholding and other taxes.

                        4.2. Cost of Living Increase. Commencing January 1, 2000, BORNE's Base Salary shall be automatically increased on January 1 of each year during the term hereof (the "Yearly Cash Increase") by the greater of: (i) six (6%) percent; (ii) the percentage increase, if any, of the consumer price index for Urban Wage Earning and Clerical Workers (Greater Metropolitan Baton Rouge Area, all items) issued by the Bureau of Labor Statistics of the U.S. Department of Labor using the year 1967 as a base of 100 (the "Index"); or (iii) $25,000. In the event the Index ceases to be published during the term of this Agreement or any extension thereof, the parties shall use a mutually acceptable comparable statistical index on the cost of living in the United States as shall then be computed and published by an agency of the United States. The Company's Board of Directors shall have the discretion to grant Yearly Cash Increases of Base Salary in excess of the amount provided herein. The automatic increase based on the greater of the percentage described above or changes in the consumer price index is called for purposes of this Agreement a "COLA Adjustment".

                        4.3. Stock Issuance. On January 1, 1999 and January 1 of each year thereafter, the Company shall cause to be issued to BORNE, that number of shares of Company common stock ("Yearly Stock Increase") which have a Market Value equal to fifty (50%) percent of the Yearly Cash Increase. The Market Value of each such Yearly Stock Increase shall be cumulative, and added to Base Salary. Each year thereafter common stock which represents an accumulation of all previous Yearly Stock Increases shall be issued by the Company to BORNE for that portion of Base Salary on the first business day of each year. Market Value of the Company's common stock issued in connection with Yearly Stock Increases shall be calculated based upon the average closing price per share for the five
(5) trading days before such date, excluding any trades where are not bona fide, arms length transactions, on the principal stock exchange on which such common stock is then listed or admitted to trading or if no sale of such common stock takes place during such five (5) day trading period on such exchange, the average closing bid and asked price of such common stock as officially reported on such exchange for such five (5) preceding trading days or if the common stock is not listed or admitted for trading on any stock exchange, the lowest closing sales price of Company's common stock as quoted on the National Market System of the National Association of Securities Dealers Automated Quotation System ("NMS/NASDAQ") for the five (5) preceding trading days prior to issuance, or if not traded on the NMS/NASDAQ, the lowest average last bid and asked price for such common stock on the five preceding trading days in the over-the-counter market as reported on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or if the common stock is not then included in NASDAQ, as furnished by the National Quotation Bureau or such other firm engaged in such similar business. If the common stock is not traded publicly, then the Market Value shall be the gross proceeds per share the Company received from the average of the last five (5) separate sales of its Common Stock prior to the issuance to BORNE. If no public market or if the Company were private and a dispute arises, the business will be valued by independent appraiser(s) similar to the real estate appraisal format as authorized in Section 2.4. If in any year, any Yearly Stock Increase issuance herein might cause BORNE to violate
Section 16(b) of the Securities Exchange Act 1934, as amended, the Yearly Stock Increase shall be delayed until six (6) months and one day after BORNE's last sale of Company securities, and Market Value shall be calculated based on the sale price at the time of issuance. The Yearly Cash Increase will not be delayed in any event. All shares of common stock so received shall be "restricted securities" as that term is defined under the Securities Act of 1933, as amended (the "Act") and the rules and regulations promulgated thereunder. BORNE hereby represents that any such shares of common stock will be acquired for investment purposes and not with a view to any resale, redistributions except in accordance with the Act.



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

                        4.4. Bonus. At the end of each fiscal year of the Company during the term hereof, the Company shall pay to BORNE a bonus equal to 100% of his Base Salary in effect at the time the bonus is paid, if the Company attains or exceeds the operating income (loss) as presented in the budget approved by the Company's Board of Directors for that fiscal year. For the purpose of this Section 4.4 operating income shall be before taxes, interest and amortization and depreciation expense (EBITDA), as determined in generally accepted accounting principles. The bonus, if any, shall be paid in cash within 120 days after the Company's fiscal year end. Operating Income as shown on the Company's consolidated financial statements audited by the independent certified public accountants engaged to audit the financial statements shall be conclusive proof of operating income for that year. Prior to the commencement of each fiscal year, the Board of Directors shall consider and approve a budget containing a proposed operating income (loss) for that fiscal year as determined by the Board of Directors in its sole discretion. In all cases, operating income
(loss) in the budget shall be determined after an accrual for all bonuses which may be payable to the Company's officers and employees is recorded for that fiscal year. Notwithstanding anything herein to the contrary, the Board of Directors may pay a bonus in excess of the amount earned pursuant to this
Section 4.4 herein.

                        4.5. Tax Bonus Payments. In any year in which the Company issues a Yearly Stock Increase, stock grants or stock options is paid to BORNE, the Company shall, concurrently therewith, pay to BORNE an additional cash bonus sufficient for BORNE to pay any Federal and state income tax incurred as a result of the receipt of the Yearly Stock Increase, stock grants or stock options. Such additional cash bonus shall include sufficient cash to cover any taxes incurred on the additional cash bonus paid pursuant to this Section 4.5.

                        4.6. Automatic Stock Options.

                                (a) Grant. On January 1 of each year during the
term hereof, the Company shall cause to be granted to BORNE, pursuant to a stock option plan duly adopted by the Company or otherwise, options to purchase such number of shares of common stock equal to the greater of: (i) one and one-half (1 1/2%) percent of the number of shares of Company common stock issued by the Company during the preceding fiscal year; or (ii) 30,000 shares. Notwithstanding anything herein to the contrary, BORNE shall not be entitled to the grant of options during the Deferred Compensation Period (as defined in Section 4.9(b) herein).

                                (b) Vesting. All such options granted pursuant
to this Section 4.6 shall vest in BORNE 100% at the time of grant, shall be exercisable in whole or in part immediately and shall have a term of ten (10) years from the date of grant. The exercise price of such options shall be the average Market Value of the underlying Common Stock for the five (5) previous trading days, as determined in accordance with the provisions of Section 4.3 herein. To the extent that such options are incentive stock options pursuant to
Section 422A of the Internal Revenue Code of 1986, as amended, such incentive stock options shall terminate ninety (90) days following termination of BORNE's employment. All non-incentive stock options shall terminate one (1) year following termination of BORNE's employment. All such other terms of the options granted hereunder shall have terms substantially similar to the terms of such options granted to BORNE pursuant to that certain Stock Option Agreement by and between the Company and BORNE of even date herewith.

                        4.7. Registration Rights. If, at any time after the issuance of any common stock pursuant to this Agreement, the Company files a registration statement registering its common stock with the SEC under the Act (an "Offering") on any form (other than on a registration statement on Form S-4 or S-8, or any successor form), the Company will give written notice to BORNE at least thirty (30) days prior to the filing of a registration statement of its intention to file same. If BORNE notifies the Company within twenty (20) days of receipt of such notice that he desires to include any common stock he then owns in such proposed registration statement, the Company will afford BORNE the opportunity to include same. The Company shall pay all costs and expenses associated with the registration statement, exclusive of any fees and expenses of counsel retained by BORNE or discounts and commissions incurred by BORNE in connection with the sale thereof. However, the Company will not be required to include any shares of common stock owned by BORNE if the Offering is an underwritten public offering, and (i) BORNE does not agree to sell his common stock on the same terms and conditions as to which other common stock is being sold in the Offering by the Company, (ii) the managing underwriter determines and advises the Company in writing that the inclusion of such shares of common stock owned by BORNE would jeopardize the success of the Offering, and (iii) in each case, all shares of Common Stock owned by BORNE which are not included in the Offering will be withheld from the market for no longer than three (3) months after the effective date of the registration statement.

                        4.8. Stock Options. In addition to any options granted pursuant to Section 4.6 herein, in the event that the Company adopts a stock option plan, BORNE shall be eligible to receive grants of stock options under such plan in such amount as determined by the Board of Directors or any committee thereof. All Options granted to BORNE shall have a term of ten (10) years or such lesser term as determined by the specific stock option plan under which Options are granted. All Options so granted shall vest thirty-three and one-third percent (33 1/3%) as of the date of grant and thirty-three and one-third percent (33 1/3%) at the end of each year thereafter, so long as BORNE remains employed by Company and shall continue to vest during any Deferred Compensation Period. Vesting of Options shall immediately accelerate upon a Change of Control as defined in Section 3.5 herein. BORNE shall have the right to exercise vested incentive stock options for up to ninety (90) days after termination of the Deferred Compensation Period and non-statutory stock options for up to twelve (12) months after termination of the Deferred Compensation Period. All other terms of the Options shall be subject to and determined by the stock option plan. The parties acknowledge that they intend to incorporate a reload feature in any plan so adopted by the Company.

                        4.9. Deferred Compensation.

                                (a) When Due. BORNE (or his estate as the case
may be) shall be entitled to the Deferred Compensation as calculated below, to be paid within thirty (30) days after the event giving rise to the payout in the event that BORNE's employment is terminated for any of the following reasons herein: (i) death of BORNE; (ii) termination by the Company without cause pursuant to Section 3.3; (iii) termination by BORNE upon default by the Company pursuant to Section 3.4; (iv) termination by BORNE after a Change of Control pursuant to Section 3.5; (v) termination by the Company pursuant to automatic extension as authorized in Section 3.6; (vi) termination by BORNE in accordance with Section 2.2 herein; or (vii) termination by the Company pursuant to Section 5.1.

                                (b) Amount. The Deferred Compensation shall be
the amount ("Base Deferred Compensation") which is calculated as the greater of
(i) the Base Salary payments BORNE would have received had his employment continued for the remaining term of this Agreement (including Yearly Cash Increases); or (ii) an amount equal to one month's Base Salary for each $10,000 of total Compensation (as hereinafter defined) BORNE received in either (A) the


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

highest of the last five (5) fiscal years of this Agreement or (B) an amount equal to 150% of the total Base Salary (including Yearly Stock Increases) for the previous fiscal year, whichever is greater. For the purpose of this Agreement, "Compensation" shall be defined as all salary, bonuses, stock, benefits and personal perquisites, whether in cash or property which was paid, payable or given to BORNE and which would be includable in the definition of compensation pursuant to Item 402 of Regulation S-K as promulgated by the Securities and Exchange Commission. If BORNE received a bonus which was paid in the next fiscal year but was otherwise earned for performance in the prior fiscal year, the bonus shall be included in Compensation for the year in which earned. In addition to the Base Deferred Compensation, BORNE shall be entitled to the following (which, together with the Base Deferred Compensation shall be collectively called the "Deferred Compensation") all of the benefits and personal perquisites otherwise provided in this Agreement (including but not limited to all automobile expenses, health and life insurance premiums and benefits, stock grants and options) during that period of time which is the greater of (A) the remaining term of this Agreement, or (B) the number of months calculated by dividing $10,000 into the total Compensation as determined above (the "Deferred Compensation Period").

                                (c) Liquidated Damages. The Deferred
Compensation herein shall be deemed liquidated damages resulting from the termination of this Agreement and shall be BORNE's sole and exclusive remedy for any such termination. Deferred Compensation shall not be diminished or offset by reason of any earnings by BORNE subsequent to the date of termination.

                        4.10. Additional Benefits.

                                (a) Vacation. BORNE shall be entitled to a
minimum of five (5) weeks paid vacation during each twelve-month period during the term of this Agreement. In addition, BORNE shall be entitled to paid time off for the same holidays as other employees of the Company as established by the Company's Board of Directors.

                                (b) Automobile Expenses. During the term of this
Agreement and during any Deferred Compensation Period thereafter, the Company shall provide BORNE with the full and exclusive use of an automobile equivalent to the automobile used by President as of the Commencement Date or the Company shall provide BORNE with an equivalent automobile allowance at the sole discretion of BORNE. The Company shall also pay all maintenance, insurance, and gasoline expenses incidental to such automobile whether or not business related. BORNE shall have the right to receive a new automobile every three years. In addition to the new automobile, BORNE may purchase the old automobile or assume the lease payments at the end of each three (3) year period or in the event of termination for any reason, at the end of the Deferral Period. The purchase price shall be the lower of the wholesale blue book value or the auction black book value.

                                (c) Reimbursement of Expenses. BORNE is
authorized to incur reasonable traveling and other expenses in connection with the Business and in performance of his duties under this Agreement. BORNE shall be reimbursed by the Company for all Business expenses which are reasonably incurred by BORNE. All reimbursable travel expenses shall be in accordance with mutually agreeable and reasonable policy, except that BORNE shall at all times be entitled to travel business or first class.

                                (d) Participation in Employee Benefit Plans.
BORNE shall be entitled to participate, subject to eligibility and other terms generally established by the Company's Board of Directors, in any employee benefit plan (including but not limited to life insurance plans, stock option plans, group hospitalization, health, dental care, (which health insurance shall also cover BORNE's dependents) profit sharing and pension, and other benefit plans), as may be adopted or amended by the Company from time to time. BORNE's participation in such employee benefit plans shall continue during the Deferred Compensation Period. In addition to any health insurance maintained by the Company, the Company shall reimburse BORNE for all out-of-pocket health related expenses incurred by BORNE whether or not covered by any insurance policy maintained by the Company for the benefit of BORNE. Health related expenses include medical bills, diagnostic testing, physician charges, pharmaceuticals, laboratory charges, eye care expenses, (including office visits and eye glass prescriptions and contact lenses) surgical costs and expenses, nursing services, and hospital charges of all kinds. The Company shall not make any changes in any employee benefit plans or arrangements now in effect or hereafter adopted in which BORNE now or hereafter may participate, which would adversely affect BORNE's rights or benefits thereunder, unless the change is approved in advance by BORNE.

                                (e) Life Insurance Benefits. The Company shall
pay the premium directly, or shall reimburse BORNE in his discretion, on a "whole life" insurance policy on the life of BORNE with a face value to be determined in the sole discretion of BORNE, which premium shall not exceed $25,000 per year, increased in each year by the greater of (i) six (6%) percent or (ii) the percentage increase in the Index. Such obligation to pay the premium shall continue during the term hereof and any Deferred Compensation Period. The amount of the premium shall be adjusted on January 1 of each year by the same percentage increase as Base Salary in accordance with Section 4.2 herein. BORNE shall have the right to designate the beneficiaries of such policies and shall be the owner thereof. Company shall pay all premiums on such life insurance at least five (5) days before the end of any grace period, and on demand provide BORNE due proof of such pay ment. The insurance companies issuing such policies shall be authorized to give BORNE, upon his request, any information regarding the status of any such policy. Any dividend declared upon such policy shall be applied to the premium. The Company issuing the insurance must be at least "AA" in the "Best" ratings and be duly licensed to issue such policies.

                                (f) Memberships. During the term of this
Agreement and any Deferred Compensation Period, the Company shall pay all initial membership fees and monthly dues on behalf of BORNE for BORNE's membership in one country club (at a fee not to exceed $15,000 per year, including any initiation fee and annual dues, increased by the greater of (i) six (6%) percent or (ii) the percentage increase in the Index), two (2) business luncheon clubs, airline clubs, and one personal credit card all at BORNE's selection and sole discretion. BORNE shall pay all expenses for such club use that is not otherwise reimbursable as a Company Business expense.

                                (g) Penalties. In the event the U.S. Internal
Revenue Service or any other federal, state or local governmental authority, due to any change in tax laws or regulations shall impose a penalty or charge for anything connected with this Agreement (except for Base Salary and bonuses), the Company will pay to BORNE a "grossed up" amount which will allow BORNE a net cash payment sufficient to satisfy such penalty or charge. The Company and BORNE will then mutually agree on alternative benefits that will not cause BORNE any financial disadvantage. It is the express intent of this Agreement that BORNE not bear any additional cost or lose any benefits as a result of this Agreement due to any change in the tax laws or regulations.

                                (h) Tax Preparation. The Company will reimburse
BORNE for the cost of tax and financial preparation and planning, including services that may be requested by BORNE from time to time pertaining to this Agreement, which shall be limited to $1,500 per year, increased by the greater of (i) six (6%) percent or (ii) the percentage increase in the Index.

                                (i) Additional Benefits. BORNE shall receive any
such additional benefits that any other executive officer may receive during the term of this Agreement at the reasonable discretion of the board of directors.

                        4.11. Equity Interest. BORNE shall receive a one percent (1%) equity ownership interest (the "Interest") in each business combination regardless of whether AMEDISYS is a 100% owner, sponsored by the Company and its Affiliates (an "Affiliate" is any person controlling, under common control with or controlled by the Company) to own, lease or operate health care services ("Business Combination") which either opens for business, or as to which the funds necessary to open for business are raised, during the term of this Agreement. The Interest shall entitle BORNE to compensation in an amount equal to distributions of operating profits made by each of the Business Combinations to which a one (1%) percent owner is entitled. Such distributions shall be paid to BORNE at the same time that distributions are made to the other partners or shareholders of the Business Combination. The Interest is permanent and BORNE shall receive such distributions whether or not he is then still employed by the Company and in the event of his death, BORNE's estate or his designated heirs shall receive such distributions.

                        4.12. Most Favored Status. The Company and BORNE intend that BORNE receive the benefit of any new or additional compensation programs developed by the Company hereafter. Accordingly, at such times as the Board of Directors approves any new or additional compensations concepts or programs for any officer of the Company (other than compensation based on sales or other commissions), than such new or additional concept or program shall also apply to BORNE and this Agreement shall be amended by the Company and BORNE upon demand by BORNE to incorporate such new or additional concept or program.

                5. DISABILITY.

                        5.1. Disability. In the event that BORNE shall become mentally or physically Disabled (as hereinafter defined) so as to be unable to fully perform his duties herein, BORNE shall continue to receive his monthly Base Salary as then in effect for each of the first six (6) months or any part thereof of any continuous Disability, less any amounts received by him under any disability insurance paid for by Company. If upon the expiration of six (6) months of continuous Disability, BORNE remains incapacitated (hereinafter "Permanent Disability"), the Company shall have the right to immediately terminate this Agreement. Upon termination, BORNE shall continue to receive his monthly Base Salary for an additional six (6) month period and thereafter BORNE shall receive the Deferred Compensation as provided in Section 4.9 herein, reduced by any amounts received by him under any disability insurance paid for by Company. Thereafter, BORNE will only be entitled to receive disability insurance proceeds for the term of such disability. The amount of disability payments will be the maximum amount allowed by law, but in any event, the Company shall insure that BORNE's net income will be at least seventy-five (75%) percent of his highest compensation for the last five (5) years, in accordance with Section 4.9(b). BORNE may at his sole discretion carry the policy in his name, and the Company shall pay all premiums connected with the policy for life, or long- and short-term disability.

                        5.2. Insurance. The Company shall reimburse BORNE for the premiums of all insurance policies covering the long and short-term disability of BORNE during the term hereof.

                        5.3. Definition of Disability. Disability for the purposes of this Section 5 shall mean the inability of BORNE to perform his duties as described herein.

               6. REPRESENTATION BY BORNE. BORNE hereby represents to the Company that he is physically and mentally capable of performing his duties hereunder and he has no knowledge of any present or past physical or mental condition which would cause him not to be able to perform his duties hereunder.

               7. CONFIDENTIALITY AND NON-DISCLOSURE OF INFORMATION.

                        7.1. Confidentiality. BORNE shall not, during the term of this Agreement or at any time thereafter, divulge, furnish or make accessible to anyone, without the Company's prior written consent, any knowledge or information with respect to any confidential or secret aspect of the Business which if disclosed could reasonably be expected to have a material adverse affect on the Business, taken as a whole ("Confidential Information").

                        7.2. Ownership of Information. BORNE recognizes that all Confidential Information and copies or reproductions thereof, relating to the Company's operations and activities made or received by BORNE in the course of his employment are the exclusive property of the Company and BORNE holds and uses same as trustee for the Company and subject to the Company's sole control and will deliver same to the Company at the termination of his employment, or earlier if so requested by the Company in writing. All of such Confidential Information, which if lost or used by BORNE outside the scope of his employment, could cause irreparable and continuing injury to the Company's Business for which there may not be an adequate remedy at law.

                        7.3. Material Breach. Any material breach of the terms of this paragraph by BORNE shall be deemed a material breach of this Agreement. BORNE acknowledges that compliance with the provisions of this Section 7 is necessary to protect the goodwill and other proprietary interests of the Company and is a material condition of employment.

               8. RESTRICTIVE COVENANT. As an inducement to cause the Company to enter into this Agreement, BORNE covenants and agrees that during his employment and, for a period of twenty-four (24) months after he ceases to be employed by Company, regardless of the manner or cause of termination, except as limited in
Section 8.6 below:

                        8.1. Restriction. He will not be an employee, agent, director, stockholder or owner (except of not more than a 5% interest in the voting securities of any publicly traded entity), partner, consultant, financial backer, creditor or be otherwise directly or indirectly connected with or participate in the management, operation or control of any Business, firm, proprietorship, corporation, partnership, association, entity or venture primarily engaged in a similar business as the Business (a "Competing Business") within thirty (30) miles of any office or center of the Company or any of its subsidiaries existing at the termination of this Agreement.

                        8.2. Solicitation of Business. He will not initiate any contact with, call upon, solicit Business from, sell or render services to any patient of the Company with respect to a Competing Business within the Restricted Area or purchase from any supplier or potential supplier any medical materials for same and BORNE shall not directly or indirectly aid or assist any other person, firm or corporation to do any of the aforesaid acts.

                        8.3. Solicitation of Employees. He will not directly or indirectly, as principal, agent, owner, partner, stockholder, officer, director, employee, independent contractor or consultant of any Competing Business within the Restricted Area or in any individual or representative capacity solicit, directly or indirectly cause others to solicit the employment of any officer, sales person, agent, or other employee of the Company who has a base compensation rate of $60,000 or more (adjusted annually by the greater of (i) six percent (6%) or (ii) the cost of living as determined in accordance with
Section 4.2 herein), for the purpose of causing said officer, sales person, agent or other BORNE to terminate employment with the Company and be employed by such Competing Business.

                        8.4. Material Violation. A proven material violation of this Section 8 shall constitute a material and substantial breach of this Agreement and shall result in the imposition of the Company's remedies contained in Section 9 herein. BORNE acknowledges and agrees that proof of more than one such personal solicitation by BORNE, after due notice of the first alleged violation, of a patient, supplier or employee, shall constitute absolute and conclusive evidence that BORNE has substantially and materially breached the provisions of this Agreement.

                        8.5. Other Employment. It is understood by and between the parties that the foregoing covenants set forth in Sections 7 and 9 are essential elements of this Agreement, and that, but for the agreement of BORNE to comply with such covenants, the Company would not have entered into this Agreement. Such covenants by BORNE shall be construed as agreements independent of any other provision of this Agreement and the existence of any claim or cause of action BORNE may have against the Company whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by Company of these covenants.

                        8.6. Default on Severance Payments.

                                (a) Company Breach. If the Company breaches any
requirement of Section 4.9 herein, in addition to any other remedy to which BORNE may be entitled, Company shall not be entitled to enforce the provisions of this Section 8. The provisions of the Section 8 shall not be re-imposed notwithstanding reinstatement of any benefits contained in Section 4.9.

                                (b) BORNE Breach. If BORNE breaches any
requirement of Section 8 herein, in addition to any other remedy to which the Company may be entitled, all of BORNE's rights to receive any portion of his Deferred Compensation not already paid to him shall terminate. The right to receive unpaid Deferred Compensation will not be reinstated notwithstanding any cessation by BORNE of his breach of Section 8.

                                (c) Inapplicability of Restrictions. In the
event that this Agreement is terminated due to a material breach by Company of its obligations, the restrictions contained in Section 8 shall not be applicable to BORNE.

                9. REMEDIES. BORNE hereby acknowledges, covenants and agrees that in the event of a material default or breach under this Agreement:

                        9.1. Company may suffer irreparable and continuing damages as a result of such breach and its remedy at law will be inadequate. BORNE agrees that in the event of a violation or breach of this Agreement, in addition to any other remedies available to it, Company shall be entitled to an injunction restraining any such default or any other appropriate decree of specific performance, with the requirement to prove actual damages or to post any bond or any other security and to any other equitable relief the court deems proper; and

                        9.2. Any and all of Company's remedies described in this Agreement shall not be exclusive and shall be in addition to any other remedies which Company may have at law or in equity including, but not limited to, the right to monetary damages.

               10. SEVERABILITY. The invalidity of any one or more of the words, phrases, sentences, clauses, sections, subdivisions, or subparagraphs contained in this Agreement shall not affect the enforceability of the remaining portions of this Agreement or any part thereof, all of which are inserted conditionally on their being legally valid. In the event that one or more of the words, phrases, sentences, clauses, sections, subdivisions, subparagraphs, or articles are determined to be unenforceable and if such invalidity shall be caused by the length of any period of time or the size of any area set forth in any part hereof, such period of time or such area, or both, shall be considered to be reduced to a period or area which would cure such invalidity.

               11. INDEMNIFICATION. Company agrees to indemnify BORNE for any and all liabilities to which he may be subject as a result of his service to the Company as an officer, director, or agent or of any other enterprise in which he serves at the request of the Company, or otherwise as a result of his employment hereunder, including all expenses, including legal fees and costs of counsel of BORNE's choice, incurred as a result of any proceedings brought or threatened against BORNE, to the fullest extent permitted by law. Counsel's fees, to the fullest extent permitted by law, shall be paid by the Company in advance of any final disposition of a proceeding upon receipt of an undertaking by BORNE that he will repay such fees if it is ultimately determined by a court of competent jurisdiction that he is not entitled to indemnification.

               12. OUTPLACEMENT SERVICES. In the event the Company terminates this Agreement for any reason, the Company shall pay the cost of BORNE's executive outplacement services at a location and by a company chosen by BORNE. The fees will be the then current fees charged for displaced senior executives at an established outplacement firm. The Company's obligation in this Section 12 shall be limited to fifteen (15%) percent of BORNE's Base Salary at the time of termination.

                13. SUCCESSORS AND ASSIGNS.

                        13.1. Successors. This Agreement shall be binding upon the parties hereto and their successors and assigns. For purposes of this Agreement, the term "successor" of Company shall include any person or entity, whether direct or indirect, whether by purchase, merger, consolidation, operation of law, assignment, or otherwise acquires or controls: (i) all or substantially all of the assets of Company; (ii) thirty (30%) percent or more of the total voting capital stock, and was not affiliated with or in common control of Company as of the Commencement Date; or (iii) any other Business combination with or without the consent of Company's shareholders.

                        13.2. Assumption. Subject to the provisions of Section
3.5 herein, the Company shall require any successor of the Company, by an agreement in form and substance satisfactory to BORNE, to expressly assume and agree to be bound by the terms of this Agreement in the same manner and to the same extent that the Company would be required to perform if no succession had occurred. Company shall be in material breach of this Agreement if any such successor fails to expressly assume or otherwise agree to guaranty performance of this Agreement to the extent Company was obligated prior to any succession.

                        13.3. Assignment. Except as expressly stated in Section
13.1 above, this Agreement shall be non-assignable by either Company or BORNE without the written consent of the other party, it being understood that the obligations and performance of this Agreement are personal in nature.

               14. NOTICE. Any notices or other communications to any party pursuant to or relating to this Agreement must be in writing and shall be deemed to have been given or delivered when (i) hand-delivered, (ii) mailed through the U.S. Postal Service via certified mail, return receipt requested, postage prepaid, or (iii) through a nationally recognized overnight courier, or (iv) via facsimile, to the party at their addresses below:

               Company:                 AMEDISYS, INC.
                                        3029 South Sherwood Forest Boulevard,
                                          Suite 300
                                        Baton Rouge, Louisiana 70816
                                        Telephone: (504) 292-2031
                                        Attention: Michael J. Lutgring, Chief
                                          Legal Counsel

               with a copy to:          Murphy J. Foster, III
                                        Breazeale, Sachse & Wilson, LLP
                                        23rd Floor, One American Place
                                        P.O. Box 3197
                                        Baton Rouge, Louisiana 70821-3197
                                        Telephone: (504) 387-4000

               BORNE:                   WILLIAM F. BORNE
                                        3029 South Sherwood Forest Boulevard,
                                          Suite 300
                                        Baton Rouge, Louisiana 70816
                                        Telephone:  (504) 292-2031

or such other address given by such party to the other party at any time hereafter. Any party hereto may, at any time during the term of this Agreement, notify the other party as to the names and address to whom copies of any notice required in this Agreement should be sent.

               15. MISCELLANEOUS.


                        15.1. Amendment. No amendment, waiver or modification of this Agreement or any provisions of this Agreement shall be valid unless in writing and duly executed by both parties.

                        15.2. Binding Agreement. This Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, legal representatives, successors and assigns.

                        15.3. Waiver. Any waiver by any party of any breach of any provision of this Agreement shall not be considered as or constitute a continuing waiver or waiver of any other breach of any provision of this Agreement.

                        15.4. Captions. Captions contained in this Agreement are inserted only as a matter of convenience or for reference and in no way define, limit, extend, or describe the scope of this Agreement or the intent of any provisions of this Agreement.

                        15.5. Attorneys' Fees. In the event of any litigation arising out of this Agreement, the prevailing party shall be entitled to recover its attorneys' fees and costs, including attorneys' fees and costs incurred on appeal.

                        15.6. Governing Law. This Agreement shall be governed by the laws of the State of Louisiana.


               IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                        AMEDISYS, INC., a Delaware corporation




                                        By:  /s/ MICHAEL D. LUTGRING
                                           -------------------------------------
                                        MICHAEL D. LUTGRING, SECRETARY/TREASURER


                                        WILLIAM F. BORNE
                                        ----------------------------------------
                                        WILLIAM F. BORNE

                                  SCHEDULE 7.1


ALABAMA                                                            NORTH CAROLINA
COUNTIES       GEORGIA COUNTIES    TENNESSEE COUNTIES              COUNTIES            OKLAHOMA COUNTIES
-------        ----------------    ------------------              --------------      -----------------
Lowndes        Bibb                Anderson         Humphrey       Johnston            Creek
Perry          Crawford            Bledsoe          Clay           Franklin            Lincoln
Monroe         Jones               Blount           Jackson        Caswell             Okmulgee
Wilcox         Monroe              Bradley          Overton        Alamance            Pawnee
Chilton        Butts               Cumberland       Pickett        Chatam              Payne
Autauga        Jasper              Fentress         Putnam         Durham              Tulsa
Choctaw        Walton              Grundy           White          Orange              Washington
Clarke         Newton              Hamilton                        Person              Kay
Hale           Bartow              Loudon                          Wake                Noble
Marengo        Carroll             Marion                          Harnett             Ofuskee
Sumter         Cherokee            Meigs                           Randolph            Hughes
Madison        Clayton             Monroe                          Nash                Osage
Marshall       Cobb                Morgan                                              Rogers
Morgan         Coweta              McMinn             LOUISIANA PARISHES               Mayes
Jackson        Dekalb              Polk               ------------------               Wagoner
Limestone      Douglas             Rhea               St. John         Franklin        Muskogee
Montgomery     Fayette             Roane              Ascension        Richland        Cherokee
Bibb           Fulton              Scott              Jefferson        Ouachita        Craig
Coosa          Gwinnett            Sequatchie         Plaquemine       Morehouse       Adair
Elmore         Henry               Van Buren          Livingston       Claiborne       Delaware
Dallas         Paulding            Warren             Caldwell         Orleans         Ottawa
Pike           Rockdale            Bedford            St. Martin       Jackson         Nowata
Macon          Spalding            Cannon             Lafayette        St. Bernhard    Sequoyah
Crenshaw       Barrow              Coffee             Vermillion       St. Charles     Leflore
Green          Dawson              Franklin           Iberia           Bienville       McIntosh
               Forsyth             Giles              Acadia           Tensas          Haskell
VIRGINIA       Hall                Lincoln            St. Landry       Catahoula
COUNTIES       Jackson             Marshall           Evangeline       Madison
--------       Lumpkin             Moore              St. Mary         East Carroll
Lee            Banks               Rutherford         Jefferson Davis  West Carroll
Scott          Elbert              Cheatum            Allen            Union
Wise           Franklin            Davidson           Pointe Coupee    Lincoln
Dickinson      Habersham           Macon              Terrebonne       Concordia
Russell        Hart                Maury              Assumption       St. Tammany
Tazewell       Madison             Montgomery         Beauregard       Bossier
Smythe         Rabun               Robertson          Rapides          Caddo
Washington     Stephens            Rutherford         Avoyelles        Calcasieu
               Catoosa             Smith              Winn             Cameron
               Chatooga            Sumner             Vernon           St. Helena
               Dade                Trousdale          Grant            Red River
               Gordon              Wilson             Tangipahoa       Webster
               Murray              Williamson         Natchitoches
               Walker              Washington         LaSalle
               Whitfield           Carter             East Baton Rouge
               Floyd               Johnson            West Baton Rouge
               Polk                Unicoi             East Feliciana
                                   Hawkins            West Feliciana
                                   Greene             St. James
                                   Sullivan           Iberville
                                   Dickson            Lafourche
                                   Hickman
                                   Houston


TEXAS COUNTIES                          FLORIDA COUNTIES
--------------                          ----------------

Collin             Frio                 Pinellas
Kaufman            Gillespie            Pasco
Montague           Goliad               Citrus
Comanche           Gonzales             Manatee
Cooke              Nolan                Sarasota
Dallas             Nueces               DeSoto
Denton             Refugio              Hillborough
Ellis              Starr                Hardee
Erath              Taylor               Charlotte
Fannin             Hays                 Lee
Gray               Hildago              Highlands
Grayson            Jones                Hernando
Navarro            Travis               Sumpter
Palo Pinto         Uvalde               Lake
Parker             Victoria             Polk
Rockwall           Williamson           Orange
Rusk               Wilson
Sherman            Zevala
Tarrant            De Witt
Terrell            Duval
Henderson          Fisher
Hood
Hopkins
Johnson
Tyler
Van Zandt
Wise
Atascosa
Austin
Austin-San Antonio Corridor
Bandera
Bell
Bexar
Blanco
Burnet
Caldwell
Calhoun
Callaban
Cameron
Karnes
Kendall
Levaca
Lee
Live Oak
Llano
Mason
McMullen
Medina
Milam
Corvell